As filed with the Securities and Exchange Commission on February 4, 1997.

                          Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               PRICE/COSTCO, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                      33-0572969
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                   Identification No.)

                                 999 Lake Drive
                           Issaquah, Washington 98027
               (Address of Principal Executive Offices)(Zip Code)

                       PRICECOSTCO 401(K) RETIREMENT PLAN
             PRICECOSTCO 401(K) PLAN FOR CALIFORNIA UNION EMPLOYEES
                            (Full title of the plans)

                              ---------------------
                                 Richard J. Olin
                                 Vice President
                               Price/Costco, Inc.
                                 999 Lake Drive
                           Issaquah, Washington 98027
                                 (206) 313-8100
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                                 David R. Wilson
                            Foster Pepper & Shefelman
                          1111 Third Avenue, Suite 3400
                            Seattle, Washington 98101
                                 (206) 447-4400

                                          CALCULATION OF REGISTRATION FEE
================================================================================================================================
            Title of                      Amount            Proposed maximum          Proposed maximum          Amount of
        securities to be                  to be              offering price              aggregate             registration
          registered(1)               registered(2)           per share(3)           offering price(3)            fee(3)
--------------------------------------------------------------------------------------------------------------------------------
     Common Stock, $0.01 par            5,000,000              $25.188                 $125,940,000             $38,164
              value                       shares
================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the 1933 Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                 Page 1 of _____
                           Exhibit Index on Page ____





(2)      Pursuant to Rule 457(h) of the  Securities Act of 1933, as amended (the
         "1933 Act"), the amount of shares to be registered is the maximum amount of shares issuable herein. As of December 31, 1996, there were
         (i) 4,770,000 shares issuable under the PriceCostco  401(k)  Retirement
         Plan, and (ii) 230,000 shares  issuable  under the  PriceCostco  401(k)
         Plan for California Union Employees (collectively the "Plans"). The figures herein represent good faith estimates of the aggregate number of shares of Common Stock of the Registrant which may be purchased by participants pursuant to the plans.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $25.188, based on the average of the high sales price ($25.50) and the low sales price ($24.875) for the registrant's Common Stock as reported on the NASDAQ National Market on January 30, 1997.

                                        2

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with Rule 428 under the Securities Act of 1933, as amended, and the instructional Note to Part I of Form S-8, the information required by Part I to be contained in the Section 10(a) prospectus has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Price/Costco, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 1, 1996;

(2)  Quarterly Report on Form 10-Q for the quarter ended November 24, 1996; and

(3) The description of the Registrant's Common Stock, $0.01 par value, contained in the Registrant's Registration Statement on Form 8-A, dated October 19, 1993, filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Restated Certificate of Incorporation of the Registrant (the "Certificate of Incorporation") and the Amended and Restated Bylaws of the Registrant (the "Bylaws") provide for indemnification of present and former directors and officers of the Registrant, The Price Company ("Price") and Costco Wholesale Corporation ("Costco") and persons serving as directors, officers, employees or agents of another corporation or entity at the request of the Registrant, Price or Costco (each, an "Indemnified Party"), each to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL allows indemnification of specified persons by Delaware corporations, and describes requirements and limitations on such powers of indemnification. The Registrant has included in the Certificate of Incorporation and the Bylaws provisions which require the Registrant to indemnify an Indemnified Party if the standard of conduct and other requirements set forth therein and by the DGCL are met.

         Indemnified Parties are specifically indemnified in the Certificate of Incorporation and the Bylaws (the "Indemnification Provisions") from expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action, suit or proceeding (i) by reason of the fact that he or she is or was a director or officer of the Registrant, Price or Costco or served as a director, officer, employee or agent at the request of the Registrant, Price or Costco or (ii) by or in right of the Registrant, Price or Costco, provided that indemnification is permitted only with judicial approval if the Indemnified Party is adjudged to be liable to the Registrant. Such Indemnified Party must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the subject corporation and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his or her conduct was unlawful. Any indemnification must be authorized based on a determination that the indemnification is proper as the applicable standard of conduct has been met by the Indemnified Party. Such determination will be made by a majority vote of a quorum of the Board consisting of directors not a party to the suit, action or proceeding, by a written opinion of independent legal counsel or by the stockholders. In the event that a determination is made that a director or officer is not entitled to indemnification under the Indemnification Provisions, the Indemnification Provisions provide that the Indemnified Party may seek a judicial determination of his or her rights to indemnification. The
Indemnification Provisions further provide that the Indemnified Party is entitled to indemnification for and advancement of, all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from the
Registrant an indemnity claim or advancement of expenses under the Indemnification Provisions whether or not such Indemnified Party is successful.

         The Registrant will pay expenses incurred by a director or officer of the Registrant, or a former director or officer of Price of Costco, in advance of the final disposition of an action, suit or proceeding, if he or she undertakes to repay amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Indemnification Provisions are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to the Bylaws or any agreement, vote of the stockholders or disinterested directors or pursuant to judicial direction.

         The Registrant is authorized to purchase insurance on behalf of an Indemnified Party for liabilities incurred, whether or not the Registrant would have the power or obligation to indemnify him or her pursuant to the Certificate of Incorporation or the DGCL. The Registrant has obtained such insurance.

         The Registrant has entered into indemnification agreements with all of its directors providing for the foregoing.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1      PriceCostco 401(k) Retirement Plan

         4.2      PriceCostco 401(k) Plan for California Union Employees

         4.3 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the fiscal year ended September 1, 1996)

         4.3 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended September 1, 1996)

         5.1      Opinion of Foster Pepper & Shefelman

         15.1 Letter of Arthur Andersen LLP regarding unaudited interim financial information (included in its consent filed as Exhibit 23.1)

         23.1     Consent of Arthur Andersen LLP

         23.1 Consent of Foster Pepper & Shefelman (included in its opinion filed as Exhibit 5.1)

         24.1 Power of Attorney (included on the signature page of this Registration Statement)

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to
Section 15(d) of the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that it will submit the Plans and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS to qualify the Plans.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Issaquah, State of Washington on January 30, 1997.

                               PRICE/COSTCO, INC.



                      By:      /s/ James D. Sinegal
                               James D. Sinegal
                               President, Chief Executive Officer and Director


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Jeffrey H. Brotman, James D. Sinegal, Richard A. Galanti and Richard J. Olin, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 30, 1997.



/s/ Jeffrey H. Brotman
Jeffrey H. Brotman            Chairman of the Board of Directors


/s/ James D. Sinegal
James D. Sinegal              President,  Chief  Executive  Officer and
                              Director (Principal Executive Officer)

/s/ Richard A. Galanti
Richard A. Galanti            Executive Vice President, Chief Financial Officer
                              and Director (Principal Financial Officer)

/s/ Richard D. DiCerchio
Richard D. DiCerchio          Executive Vice President and Director


/s/ David S. Petterson
David S. Petterson            Senior Vice President and Corporate Controller
                              (Principal Accounting Officer)

/s/ Hamilton E. James
Hamilton E. James             Director


/s/ Richard M. Libenson
Richard M. Libenson           Director


/s/ John W. Meisenbach
John W. Meisenbach            Director


/s/ Fredrick O. Paulsell, Jr.
Fredrick O. Paulsell, Jr.     Director


/s/ Jill S. Ruckelshaus
Jill S. Ruckelshaus           Director


/s/ Charles T. Munger
Charles T. Munger             Director






         PriceCostco 401(k) Retirement Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees of the PriceCostco 401(k) Retirement Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Issaquah, State of Washington, on January 30, 1997.


                              PRICECOSTCO 401(K) RETIREMENT PLAN


                              By: /s/ Richard A. Galanti
                                      Richard A. Galanti
                              Its:    Plan Administrator


         PriceCostco 401(k) Plan for California Union Employees. Pursuant to the requirements of the Securities Act of 1933, the trustees of the PriceCostco 401(k) Plan for California Union Employees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Issaquah, State of Washington, on January 30, 1997.


                                PRICECOSTCO 401(K) PLAN FOR CALIFORNIA
                                UNION EMPLOYEES


                                 By: /s/ Richard A. Galanti
                                         Richard A. Galanti
                                 Its:    Plan Administrator

                                INDEX TO EXHIBITS

         Exhibit           Description                                                                       Page

           4.1             PriceCostco 401(k) Retirement Plan

           4.2             PriceCostco 401(k) Plan for California Union Employees

           4.3             Restated   Certificate   of   Incorporation   of  the
                           Registrant (incorporated by reference to Exhibit 3(a)
                           of the  Registrant's  Annual  Report on Form 10-K for
                           the fiscal year ended September 1, 1996)

           4.3             Amended and Restated Bylaws of the Registrant (incorporated by reference to
                           Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended September 1, 1996)

           5.1             Opinion of Foster Pepper & Shefelman

           15.1            Letter of Arthur Andersen LLP regarding unaudited interim financial information
                           (included in its consent filed as Exhibit 23.1)

           23.1            Consent of Arthur Andersen LLP

           23.1            Consent of Foster Pepper & Shefelman (included in its opinion filed as Exhibit
                           5.1)

           24.1            Power of Attorney (included on the signature page of this Registration
                           Statement)
